As filed with the Securities and Exchange Commission on March 4, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MASIMO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0368882
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40 Parker Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Masimo Corporation 1996 Third Amended and Restated Incentive Stock Option,

Nonqualified Stock Option and Restricted Stock Purchase Plan

Masimo Corporation 2004 Incentive Stock Option, Nonqualified Stock Option

and Restricted Stock Purchase Plan

Masimo Corporation 2007 Stock Incentive Plan

(Full title of the plans)

Joe E. Kiani

Chief Executive Officer

40 Parker

Irvine, California 92618

(Name and address of agent for service)

(949) 297-7000

(Telephone number, including area code, of agent for service)

Copy to:

Jeffrey T. Hartlin

Paul, Hastings, Janofsky & Walker LLP

55 Second Street, 24th Floor

San Francisco, CA 94105

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	4,657,660 shares (2)	$23.39(3)	$108,942,667.40(3)	$4,281.45
Common Stock Rights (4)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Common Stock (the “Common Stock”) of Masimo Corporation (the “Registrant”) that may be offered or issued under the plans to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Represents shares of Common Stock initially reserved for awards available for future grant under the Masimo Corporation 2007 Stock Incentive Plan (the “2007 Plan”). The 2007 Plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2007 Plan on January 1, from 2009 until 2017. The number of shares added each year will be equal to three percent of the aggregate the number of shares of Common Stock outstanding at the close of business on December 31st of the immediately preceding year.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $23.39 per share, the average of the high and low prices of the Common Stock, as reported on the Nasdaq Global Market on March 2, 2009, a date within five business days prior to the filing of this Registration Statement.

(4)	Comprised of associated rights to purchase shares of the Registrant’s Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Share Purchase Rights”). The Preferred Share Purchase Rights are attached to shares of the Common Stock in accordance with the Rights Agreement, dated as of November 9, 2007, as amended from time to time, by and between the Registrant and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”). The Preferred Share Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing the Common Stock and are transferable solely with the Common Stock. The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the value of the Common Stock.

REGISTRATION OF ADDITIONAL SECURITIES

The Registrant has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 4,657,660 additional shares of Common Stock issuable pursuant to the 2007 Plan. The 2007 Plan, including the shares available for issuance under the plan, has been previously approved by the Registrant’s stockholders.

Pursuant to the Registration Statement on Form S-8 (File No. 333-148149) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on December 18, 2007 (the “Prior Registration Statement”), the Registrant previously registered 3,164,460 shares of Common Stock under the 2007 Plan.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 filed with the Commission on March 4, 2009;

(b) The Registrant’s Current Report on Form 8-K filed with the Commission on February 9, 2009;

(c) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on August 3, 2007 (File No. 001-33642), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

(d) The description of the Registrant’s Series A Junior Participating Preferred Stock contained in the Registrant’s Registration Statement on Form 8-A filed on November 9, 2007 (File No. 001-33642), pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Masimo Corporation

Attn: Corporate Secretary

40 Parker

Irvine, California 92618

(949) 297-7000

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1(1)	Specimen Common Stock Certificate.

4.2(2)	Amended and Restated Certificate of Incorporation.

4.3(3)	Amended and Restated Bylaws.

4.4(4)	Fifth Amended and Restated Registration Rights Agreement made and entered into as of September 14, 1999 between the Registrant and certain of its stockholders.

4.5(5)	Rights Agreement, dated November 9, 2007, between the Company and Computershare Trust Company, N.A., as Rights Agent.

4.6(6)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.7(7)	2007 Stock Incentive Plan and forms of agreements related thereto.

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Paul, Hastings, Janofsky & Walker LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page of this Registration Statement on Form S-8.

(1)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 338-142171) and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-142171) and incorporated by reference herein.

(3)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 10, 2008 and incorporated by reference herein.

(4)	Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-142171) and incorporated by reference herein.

(5)	Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 9, 2007 and incorporated by reference herein.

(6)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 9, 2007 and incorporated by reference herein.

(7)	Previously filed as Exhibit 10.33 to the Registrant’s Registration Statement on Form S-1 (File No. 333-142171) and incorporated by reference herein.

ITEM 9.	UNDERTAKINGS.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:

(A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 4, 2009.

MASIMO CORPORATION

By:	/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe E. Kiani, Mark P. de Raad and Stephen M. Moran, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE(S)	DATE

/s/ JOE E. KIANI Joe E. Kiani	Chief Executive Officer & Chairman of the Board (Principal Executive Officer)	March 4, 2009

/s/ MARK P. DE RAAD Mark P. de Raad	Executive Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	March 4, 2009

/s/ STEVEN BARKER, M.D., PH.D. Steven Barker, M.D., Ph.D.	Director	March 4, 2009

/s/ EDWARD L. CAHILL Edward L. Cahill	Director	March 4, 2009

/s/ ROBERT L. COLEMAN, PH.D. Robert L. Coleman, Ph.D.	Director	March 4, 2009

/s/ SANFORD FITCH Sanford Fitch	Director	March 4, 2009

/s/ JACK LASERSOHN Jack Lasersohn	Director	March 4, 2009

EXHIBITS

Exhibit Number	Description

4.1(1)	Specimen Common Stock certificate.

4.2(2)	Amended and Restated Certificate of Incorporation.

4.3(3)	Amended and Restated Bylaws.

4.4(4)	Fifth Amended and Restated Registration Rights Agreement made and entered into as of September 14, 1999 between the Registrant and certain of its stockholders.

4.5(5)	Rights Agreement, dated November 9, 2007, between the Company and Computershare Trust Company, N.A., as Rights Agent.

4.6(6)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.7(7)	2007 Stock Incentive Plan and forms of agreements related thereto.

5.1	Opinion of Paul, Hastings, Janofsky & Walker LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Paul, Hastings, Janofsky & Walker LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page of this Registration Statement on Form S-8.

(1)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 338-142171) and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-142171) and incorporated by reference herein.

(3)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 10, 2008 and incorporated by reference herein.

(4)	Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-142171) and incorporated by reference herein.

(5)	Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 9, 2007 and incorporated by reference herein.

(6)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 9, 2007 and incorporated by reference herein.

(7)	Previously filed as Exhibit 10.33 to the Registrant’s Registration Statement on Form S-1 (File No. 333-142171) and incorporated by reference herein.